Exhibit 99.1
FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Scott A. Kingsley, President and CEO
Annette L. Burns, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES RECORD THIRD QUARTER 2025 RESULTS AND DECLARES CASH DIVIDEND

NORWICH, NY (October 27, 2025) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the three and nine months ended September 30, 2025.

Net income for the third quarter of 2025 was $54.5 million, or $1.03 per diluted common share, compared to $38.1 million, or $0.80 per diluted common share, for the third quarter of 2024, and $22.5 million, or $0.44 per diluted common share, for the second quarter of 2025. Operating diluted earnings per share(1), a non-GAAP measure, was $1.05 for the third quarter of 2025, compared to $0.80 for the third quarter of 2024 and $0.88 for the second quarter of 2025.

The Company completed the acquisition of Evans Bancorp, Inc. (“Evans”) on May 2, 2025, adding 200 employees and 18 banking locations in Western New York, $1.67 billion in loans and $1.86 billion in deposits. In connection with the transaction, the Company issued 5.1 million shares of common stock, with a value of $221.8 million as of the closing date. The comparisons to the second quarter of 2025 and to the third quarter of 2024 are significantly impacted by the Evans acquisition.

CEO Comments

“For the third quarter of 2025, we achieved record net income and earnings per share, and we reported a return on average assets of 1.35% and a return on average tangible common equity of 17.35%,” said NBT President and CEO Scott Kingsley. “These results reflect productive growth in earning assets, deposits, and our sixth consecutive quarter of net interest margin improvement, including a full quarter of our merger with Evans Bancorp, Inc. completed in May. Having increased our dividend for the thirteenth consecutive year, we approved a quarterly cash dividend for our shareholders of $0.37 per share, representing an increase of 8.8% over the prior year and illustrative of our ongoing commitment to providing favorable long-term returns.”

Third Quarter 2025 Financial Highlights
Net Income	▪	Net income was $54.5 million and diluted earnings per share was $1.03
	▪	Operating net income was $55.3 million and operating diluted earnings per share was $1.05(1)
Net Interest Income / NIM	▪	Net interest income on a fully taxable equivalent (“FTE”) basis was $135.3 million, an increase of $10.4 million from the prior quarter(1)
	▪	Net interest margin (“NIM”) on an FTE basis was 3.66%(1), an increase of 7 basis points (“bps”) from the prior quarter
	▪	Earning asset yields of 5.18% were up 6 bps from the prior quarter
	▪	Total cost of funds of 1.60% was down 2 bps from the prior quarter
	▪	Included in FTE net interest income was $6.3 million of acquisition-related net accretion, which was up $1.3 million from the second quarter of 2025

Noninterest Income	▪	Noninterest income was $51.4 million, or 28% of total revenues, excluding net securities (losses) gains
Loans and Credit Quality	▪	Period end total loans were $11.60 billion as of September 30, 2025, including $1.67 billion of loans acquired from Evans
	▪	Net charge-offs to average loans was 0.15% annualized
	▪	Nonperforming loans to total loans was 0.46%
	▪	Allowance for loan losses to total loans was 1.20%
	▪	Provision for loan losses was $3.1 million
Deposits	▪	Deposits were $13.66 billion as of September 30, 2025, including $1.86 billion in deposits acquired from Evans
	▪	Total cost of deposits was 1.52% for the third quarter of 2025, up 1 bp from the second quarter of 2025
Capital	▪	Stockholders’ equity was $1.85 billion as of September 30, 2025
	▪	Tangible book value per share(2) was $25.51 at September 30, 2025
	▪	Tangible equity to assets of 8.58%(1)
	▪	CET1 ratio of 11.80%; Leverage ratio of 9.34%

Loans

▪	Period end total loans were $11.60 billion at September 30, 2025, compared to $9.97 billion at December 31, 2024 and $9.91 billion at September 30, 2024.
▪
Period end total loans increased $1.63 billion from December 31, 2024 and $1.69 billion from September 30, 2024. Excluding the other consumer and residential solar portfolios, which are in a planned run-off status, and the loans acquired from Evans, period end loans increased $132.4 million, or 1.5%, from September 30, 2024.

Deposits

▪
Total deposits at September 30, 2025 were $13.66 billion, compared to $11.55 billion at December 31, 2024 and $11.59 billion at September 30, 2024. Excluding the deposits acquired from Evans, deposits increased $250.1 million from December 31, 2024 and $208.6 million from September 30, 2024. Excluding deposits acquired from Evans, demand, interest-bearing checking and money market accounts increased, partially offset by a decrease in time deposits.

▪	The loan to deposit ratio was 84.9% at September 30, 2025, compared to 86.3% at December 31, 2024 and 85.5% at September 30, 2024.

Net Interest Income and Net Interest Margin

▪
Net interest income for the third quarter of 2025 was $134.7 million, an increase of $10.4 million, or 8.4%, from the second quarter of 2025 and an increase of $33.0 million, or 32.5%, from the third quarter of 2024. The increase in net interest income from the second quarter of 2025 was largely attributed to the full quarter impact of the Evans acquisition with higher earning asset yields also contributing to the increase. The increase in net interest income from the third quarter of 2024 resulted primarily from the Evans acquisition, the improvement in net interest margin and organic growth in interest-earning assets.

▪
The NIM on an FTE basis for the third quarter of 2025 was 3.66%, an increase of 7 bps from the second quarter of 2025. This increase was primarily driven by an increase in earning asset yields and acquisition-related net accretion. The NIM on an FTE basis increased 39 bps from the third quarter of 2024 due to higher yields on earning assets, including acquisition-related net accretion and a decrease in the cost of borrowings.

▪
Earning asset yields for the three months ended September 30, 2025 increased 6 bps from the prior quarter to 5.18%. Loan yields for the three months ended September 30, 2025 increased 3 bps from the prior quarter to 5.80% due to loans originating at higher rates than portfolio yields during the quarter and acquisition-related net accretion. Earning asset yields increased 17 bps from the same quarter in the prior year due to new loan yields that were priced higher than portfolio yields and acquisition-related net accretion. Average earning assets increased $685.1 million, or 4.9%, from the second quarter of 2025 and grew $2.20 billion, or 17.6%, from the third quarter of 2024 due primarily to the addition of $1.95 billion in interest-earning assets acquired from Evans and organic earning asset growth.

▪
Total cost of deposits, including noninterest bearing deposits, was 1.52% for the third quarter of 2025, an increase of 1 bp from the prior quarter as a full quarter of Evans higher cost of deposits, primarily in interest-bearing checking and savings deposit accounts, were partially offset by a decrease in the cost of time deposits. Total cost of deposits decreased 16 bps from the same period in the prior year.

▪	Total cost of funds for the three months ended September 30, 2025 was 1.60%, a decrease of 2 bps from the prior quarter and a decrease of 25 bps from the third quarter of 2024.
▪
In July of 2025, the Company redeemed $118 million of subordinated debt that had a weighted average rate of 5.45% using existing liquidity sources. The $118 million of subordinated debt would have converted to a weighted average floating rate in excess of 9%.

Asset Quality and Allowance for Loan Losses

▪	Net charge-offs to total average loans for the third quarter of 2025 was 15 bps compared to 9 bps in the prior quarter primarily due to an increase in both commercial and consumer net charge-offs.
▪	Nonperforming assets to total assets was 0.33% at September 30, 2025, compared to 0.29% at June 30, 2025 and compared to 0.38% at December 31, 2024.
▪
Provision expense for the three months ended September 30, 2025 was $3.1 million, compared to $17.8 million for the second quarter of 2025. The decrease in the provision for loan losses during the quarter was due to the $13.0 million of acquisition-related provision for loan losses recognized in the second quarter of 2025.

▪
The allowance for loan losses was $139.0 million, or 1.20% of total loans, at September 30, 2025, compared to $140.2 million, or 1.21% of total loans, at June 30, 2025 and compared to $116.0 million, or 1.16% of total loans, at December 31, 2024. The decrease in the allowance for loan losses in the third quarter of 2025 was driven by portfolio mix changes resulting from the run-off of the other consumer and residential solar portfolios which were partially offset by a modest deterioration of the economic forecast. The increase in the allowance for loan losses from the fourth quarter of 2024 was due to the $20.7 million of allowance for acquired Evans loans.

▪
The reserve for unfunded loan commitments was $5.9 million at September 30, 2025, compared to $6.2 million at June 30, 2025 and compared to $4.4 million at December 31, 2024. The provision for unfunded loan commitments in the second quarter of 2025 included $0.5 million of acquisition-related provision for unfunded loan commitments.

Noninterest Income

▪
Total noninterest income, excluding securities (losses) gains, was $51.4 million for the three months ended September 30, 2025, up $4.6 million, or 9.8%, from the second quarter of 2025, and up $6.1 million, or 13.5%, from the third quarter of 2024. The seasonally higher third quarter also benefited from the full quarter impact of the Evans acquisition.

▪	Service charges on deposit accounts were higher than the prior quarter and the third quarter of 2024 due primarily to the Evans acquisition and new account growth.
▪	Card services income increased $0.3 million from the prior quarter and increased $0.5 million from the third quarter of 2024 driven by the Evans acquisition and increased volumes.
▪
Retirement plan administration fees were consistent with the prior quarter and increased $1.3 million, or 9.2%, from the third quarter of 2024. The increase from the third quarter of 2024 was driven by higher market values of assets under administration and the acquisition of a small third-party administrator business in the fourth quarter of 2024.

▪
Wealth management fees increased $0.4 million, or 4.0%, from the prior quarter and were consistent with the third quarter of 2024. The increase from the prior quarter was driven by market performance, growth in new customer accounts and seasonal activity-based fees.

▪	Insurance revenues increased $1.2 million from the prior quarter driven by seasonal renewals and increased $0.3 million, or 7.1%, from the prior year due to organic growth.
▪	Bank owned life insurance income increased from the second quarter of 2025 and the third quarter of 2024 due to a $0.9 million gain recognized in the third quarter of 2025.
▪
Other noninterest income increased $0.9 million from the prior quarter and $1.6 million from the third quarter of 2024 driven by a $0.6 million gain related to the finalization of a third-party contractual arrangement. In addition, the increase from the third quarter of 2024 was driven by an increase in loan servicing income and loan related fee income.

Noninterest Expense

▪
Total noninterest expense was $111.1 million for the third quarter of 2025, compared to $122.6 million for the second quarter of 2025 and $95.7 million for the third quarter of 2024. Total noninterest expense, excluding $1.1 million of acquisition expenses in the third quarter of 2025, $17.2 million of acquisition expenses in the second quarter of 2025 and $0.5 million of acquisition expenses in the third quarter of 2024, increased 4.4% compared to the previous quarter and increased 15.6% from the third quarter of 2024. The increase was primarily due to the Evans acquisition.

▪
Salaries and benefits increased 3.9% from the prior quarter driven by the full quarter impact of the Evans acquisition as NBT added 200 Evans employees in May, higher incentive compensation expenses and higher medical costs. The increase from the third quarter of 2024 was driven by the impact of the Evans acquisition, merit pay increases, higher medical expenses and higher incentive compensation expenses.

▪
Technology and data services increased $0.4 million from the prior quarter and $1.3 million from the third quarter of 2024 primarily due to the Evans acquisition, timing of planned activities and ongoing investment in enterprise technology initiatives.

▪
Occupancy costs were consistent from the prior quarter due to lower seasonal maintenance and utilities costs being offset by the additional expenses from the Evans acquisition. The $1.3 million increase from the third quarter of 2024 was driven by the additional expenses from the Evans acquisition, higher utilities and higher facilities costs related to new banking locations.

▪
Professional fees and outside services increased $0.9 million from the prior quarter and $1.1 million from the third quarter of 2024 primarily due to the Evans acquisition and the timing of various initiatives.

▪
Amortization of intangible assets increased $0.4 million from the prior quarter and $1.4 million from the third quarter of 2024 primarily due to the amortization of intangible assets related to the Evans acquisition.

▪
Other expense increased $2.4 million from the prior quarter and $3.4 million from the third quarter of 2024. The increase from the previous quarter was driven by the Evans acquisition including increased FDIC insurance expense, travel, training and charitable contributions.

Income Taxes

▪
The effective tax rate for the third quarter of 2025 was 24.2%, which was up from 21.9% for the third quarter of 2024 primarily due to the estimated impact of nondeductible acquisition expenses related to the Evans acquisition and a lower level of tax-exempt income as a percentage of total pretax income.

Capital

▪
Tangible common equity to tangible assets(1) was 8.58% at September 30, 2025. Tangible book value per share(2) was $25.51 at September 30, 2025, $24.57 at June 30, 2025 and $23.83 at September 30, 2024.

▪
Stockholders’ equity increased $327.0 million from December 31, 2024 driven by the Evans acquisition adding $221.8 million of capital, net income generation of $113.7 million and a $41.8 million decrease in accumulated other comprehensive loss reflecting the change in the fair value of securities available for sale, partially offset by dividends declared of $53.3 million.

▪	As of September 30, 2025, CET1 capital ratio of 11.80%, leverage ratio of 9.34% and total risk-based capital ratio of 13.97%.

Dividend

▪
The Board of Directors approved a fourth-quarter cash dividend of $0.37 per share at a meeting held earlier today. The dividend represents a $0.03 per quarter, or 8.8%, increase over the dividend paid in the fourth quarter of 2024. This is the Company’s thirteenth consecutive year of annual dividend increases. The dividend will be paid on December 15, 2025 to stockholders of record as of December 1, 2025.

Stock Repurchase

▪	The Company did not purchase shares of its common stock during the three months ended September 30, 2025.
▪
On October 27, 2025, the Board of Directors authorized and approved an amendment to the Company’s previously announced stock repurchase program. Pursuant to the amended stock repurchase program, the Company may repurchase up to 2,000,000 shares of the Company’s common stock with all repurchases under the stock repurchase program to be made by December 31, 2027. The Company may repurchase shares of its common stock from time to time to mitigate the potential dilutive effects of stock-based incentive plans and other potential uses of common stock for corporate purposes.

Conference Call and Webcast

The Company will host a conference call at 10:00 a.m. (Eastern) Tuesday, October 28, 2025, to review the third quarter 2025 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at www.nbtbancorp.com/bn/presentations-events.html#events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $16.11 billion at September 30, 2025. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 175 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a national benefits administration firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtbank.com/Insurance.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions, including actual or potential stress in the banking industry, and the impact they may have on the Company and its customers, and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”) and international trade disputes (including threatened or implemented tariffs imposed by the U.S. and threatened or implemented tariffs imposed by foreign countries in retaliation); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war, including international military conflicts, or terrorism; (8) the timely development and acceptance of new products and services and the perceived overall value of these products and services by users; (9) changes in consumer spending, borrowing and saving habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisition and integration of acquired businesses; (13) the ability to increase market share and control expenses; (14) changes in the competitive environment among financial holding companies; (15) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, and the Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018; (16) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (17) changes in the Company’s organization, compensation and benefit plans; (18) the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (19) greater than expected costs or difficulties related to the integration of new products and lines of business; and (20) the Company’s success at managing the risks involved in the foregoing items.

The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that various factors, including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected.

Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Amounts previously reported in the consolidated financial statements are reclassified whenever necessary to conform to current period presentation.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2025			2024
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Profitability (reported)
Diluted earnings per share	$1.03	$0.44	$0.77	$0.76	$0.80
Weighted average diluted common shares outstanding	52,642,688	50,787,474	47,477,391	47,505,760	47,473,417
Return on average assets(3)	1.35%	0.59%	1.08%	1.04%	1.12%
Return on average equity(3)	11.86%	5.27%	9.68%	9.44%	10.21%
Return on average tangible common equity(1)(3)	17.35%	8.01%	13.63%	13.36%	14.54%
Net interest margin(1)(3)	3.66%	3.59%	3.44%	3.34%	3.27%

	9 Months Ended September 30,
	2025	2024
Profitability (reported)
Diluted earnings per share	$2.26	$2.21
Weighted average diluted common shares outstanding	50,325,671	47,409,906
Return on average assets(3)	1.01%	1.04%
Return on average equity(3)	8.99%	9.62%
Return on average tangible common equity(1)(3)	13.07%	13.89%
Net interest margin(1)(3)	3.57%	3.20%

	2025			2024
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Profitability (operating)
Diluted earnings per share(1)	$1.05	$0.88	$0.80	$0.77	$0.80
Return on average assets(1)(3)	1.37%	1.19%	1.11%	1.06%	1.12%
Return on average equity(1)(3)	12.05%	10.52%	9.95%	9.60%	10.23%
Return on average tangible common equity(1)(3)	17.61%	15.25%	13.99%	13.57%	14.56%

	9 Months Ended September 30,
	2025	2024
Profitability (operating)
Diluted earnings per share(1)	$2.76	$2.17
Return on average assets(1)(3)	1.24%	1.03%
Return on average equity(1)(3)	10.96%	9.48%
Return on average tangible common equity(1)(3)	15.78%	13.69%

	2025			2024
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Balance sheet data
Short-term interest-bearing accounts	$394,485	$276,786	$37,385	$78,973	$231,671
Securities available for sale	1,813,194	1,729,428	1,704,677	1,574,664	1,509,338
Securities held to maturity	771,474	809,664	836,833	842,921	854,941
Net loans	11,456,134	11,484,480	9,863,267	9,853,910	9,787,541
Total assets	16,112,584	16,014,781	13,864,251	13,786,666	13,839,552
Total deposits	13,660,918	13,515,232	11,708,511	11,546,761	11,588,278
Total borrowings	319,358	411,376	312,977	414,983	456,666
Total liabilities	14,259,438	14,209,615	12,298,476	12,260,525	12,317,572
Stockholders’ equity	1,853,146	1,805,166	1,565,775	1,526,141	1,521,980

Capital
Equity to assets	11.50%	11.27%	11.29%	11.07%	11.00%
Tangible equity ratio(1)	8.58%	8.30%	8.68%	8.42%	8.36%
Book value per share	$35.33	$34.46	$33.13	$32.34	$32.26
Tangible book value per share(2)	$25.51	$24.57	$24.74	$23.88	$23.83
Leverage ratio	9.34%	9.55%	10.39%	10.24%	10.29%
Common equity tier 1 capital ratio	11.80%	11.37%	12.12%	11.93%	11.86%
Tier 1 capital ratio	11.80%	11.37%	13.02%	12.83%	12.77%
Total risk-based capital ratio	13.97%	14.48%	15.24%	15.03%	15.02%
Common stock price (end of period)	$41.76	$41.55	$42.90	$47.76	$44.23

NBT Bancorp Inc. and Subsidiaries
Asset Quality and Consolidated Loan Balances
(unaudited, dollars in thousands)

	2025			2024
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Asset quality
Nonaccrual loans	$46,450	$43,181	$44,829	$45,819	$33,338
90 days past due and still accruing	6,966	3,211	2,862	5,798	3,981
Total nonperforming loans	53,416	46,392	47,691	51,617	37,319
Other real estate owned	267	345	308	182	127
Total nonperforming assets	53,683	46,737	47,999	51,799	37,446
Allowance for loan losses	139,000	140,200	117,000	116,000	119,500

Asset quality ratios
Allowance for loan losses to total loans	1.20%	1.21%	1.17%	1.16%	1.21%
Total nonperforming loans to total loans	0.46%	0.40%	0.48%	0.52%	0.38%
Total nonperforming assets to total assets	0.33%	0.29%	0.35%	0.38%	0.27%
Allowance for loan losses to total nonperforming loans	260.22%	302.21%	245.33%	224.73%	320.21%
Past due loans to total loans(4)	0.38%	0.38%	0.32%	0.34%	0.36%
Net charge-offs to average loans(3)	0.15%	0.09%	0.27%	0.23%	0.16%

	2025			2024
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Loan net charge-offs by line of business
Commercial	$1,047	$97	$2,109	$2,542	$807
Residential mortgage and home equity	18	(27)	(25)	(25)	(64)
Indirect auto	679	749	1,155	675	725
Residential solar and other consumer	2,556	1,542	3,315	2,517	2,452
Total loan net charge-offs	$4,300	$2,361	$6,554	$5,709	$3,920

	2025			2024
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Allowance for loan losses as a percentage of loans by segment
Commercial & industrial	0.81%	0.79%	0.76%	0.73%	0.73%
Commercial real estate	1.13%	1.14%	1.02%	0.95%	1.01%
Residential mortgage	1.05%	1.05%	1.00%	1.00%	1.00%
Auto	0.70%	0.70%	0.72%	0.81%	0.83%
Residential solar and other consumer	3.62%	3.64%	3.61%	3.64%	3.69%
Total	1.20%	1.21%	1.17%	1.16%	1.21%

	2025			2024
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Loans by line of business
Commercial & industrial	$1,644,218	$1,692,335	$1,436,990	$1,426,482	$1,458,926
Commercial real estate	4,830,761	4,800,494	3,890,115	3,876,698	3,792,498
Residential mortgage	2,528,565	2,530,344	2,127,588	2,142,249	2,143,766
Home equity	435,584	423,355	331,400	334,268	328,687
Indirect auto	1,327,689	1,319,401	1,309,084	1,273,253	1,235,175
Residential solar and other consumer	828,317	858,751	885,090	916,960	947,989
Total loans	$11,595,134	$11,624,680	$9,980,267	$9,969,910	$9,907,041

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	December 31,
	2025	2024
Assets
Cash and due from banks	$245,757	$205,083
Short-term interest-bearing accounts	394,485	78,973
Equity securities, at fair value	49,607	42,372
Securities available for sale, at fair value	1,813,194	1,574,664
Securities held to maturity (fair value $706,291 and $749,945, respectively)	771,474	842,921
Federal Reserve and Federal Home Loan Bank stock	44,650	33,957
Loans held for sale	3,926	9,744
Loans	11,595,134	9,969,910
Less allowance for loan losses	139,000	116,000
Net loans	$11,456,134	$9,853,910
Premises and equipment, net	98,669	80,840
Goodwill	454,072	362,663
Intangible assets, net	61,018	36,360
Bank owned life insurance	317,677	272,657
Other assets	401,921	392,522
Total assets	$16,112,584	$13,786,666

Liabilities and stockholders’ equity
Demand (noninterest bearing)	$3,871,074	$3,446,068
Savings, interest-bearing checking and money market	8,197,697	6,658,188
Time	1,592,147	1,442,505
Total deposits	$13,660,918	$11,546,761
Short-term borrowings	138,729	162,942
Long-term debt	44,762	29,644
Subordinated debt, net	24,223	121,201
Junior subordinated debt	111,644	101,196
Other liabilities	279,162	298,781
Total liabilities	$14,259,438	$12,260,525

Total stockholders’ equity	$1,853,146	$1,526,141

Total liabilities and stockholders’ equity	$16,112,584	$13,786,666

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Interest, fee and dividend income
Interest and fees on loans	$169,301	$141,991	$466,265	$411,743
Securities available for sale	12,063	7,815	33,934	22,501
Securities held to maturity	4,595	5,042	14,379	15,535
Other	4,508	1,382	7,870	4,154
Total interest, fee and dividend income	$190,467	$156,230	$522,448	$453,933
Interest expense
Deposits	$52,101	$49,106	$142,908	$140,133
Short-term borrowings	816	1,431	2,728	7,751
Long-term debt	450	292	1,012	873
Subordinated debt	547	1,810	4,370	5,416
Junior subordinated debt	1,890	1,922	5,324	5,743
Total interest expense	$55,804	$54,561	$156,342	$159,916
Net interest income	$134,663	$101,669	$366,106	$294,017
Provision for loan losses	$3,100	$2,920	$15,467	$17,398
Provision for loan losses - acquisition day 1 non-PCD	-	-	13,022	-
Total provision for loan losses	$3,100	$2,920	$28,489	$17,398
Net interest income after provision for loan losses	$131,563	$98,749	$337,617	$276,619
Noninterest income
Service charges on deposit accounts	$5,100	$4,340	$13,921	$12,676
Card services income	6,389	5,897	17,783	16,679
Retirement plan administration fees	15,913	14,578	47,481	43,663
Wealth management	11,103	10,929	32,727	30,799
Insurance services	5,260	4,913	14,118	13,149
Bank owned life insurance income	3,240	1,868	8,817	6,054
Net securities (losses) gains	(2)	476	6	2,567
Other	4,402	2,773	10,936	8,811
Total noninterest income	$51,405	$45,774	$145,789	$134,398
Noninterest expense
Salaries and employee benefits	$66,636	$59,641	$191,485	$170,738
Technology and data services	11,180	9,920	32,222	28,919
Occupancy	9,053	7,754	27,118	23,523
Professional fees and outside services	5,941	4,871	15,914	14,289
Amortization of intangible assets	3,429	2,062	8,582	6,363
Reserve for unfunded loan commitments	(317)	250	1,475	(580)
Acquisition expenses	1,125	543	19,526	543
Other	14,096	10,704	37,331	33,311
Total noninterest expense	$111,143	$95,745	$333,653	$277,106
Income before income tax expense	$71,825	$48,778	$149,753	$133,911
Income tax expense	17,354	10,681	36,027	29,275
Net income	$54,471	$38,097	$113,726	$104,636
Earnings Per Share
Basic	$1.04	$0.81	$2.27	$2.22
Diluted	$1.03	$0.80	$2.26	$2.21

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, in thousands except per share data)

	2025			2024
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Interest, fee and dividend income
Interest and fees on loans	$169,301	$158,912	$138,052	$141,103	$141,991
Securities available for sale	12,063	11,609	10,262	8,773	7,815
Securities held to maturity	4,595	4,870	4,914	4,931	5,042
Other	4,508	2,186	1,176	2,930	1,382
Total interest, fee and dividend income	$190,467	$177,577	$154,404	$157,737	$156,230
Interest expense
Deposits	$52,101	$48,219	$42,588	$46,815	$49,106
Short-term borrowings	816	1,046	866	918	1,431
Long-term debt	450	296	266	293	292
Subordinated debt	547	2,001	1,822	1,816	1,810
Junior subordinated debt	1,890	1,795	1,639	1,790	1,922
Total interest expense	$55,804	$53,357	$47,181	$51,632	$54,561
Net interest income	$134,663	$124,220	$107,223	$106,105	$101,669
Provision for loan losses	$3,100	$4,813	$7,554	$2,209	$2,920
Provision for loan losses - acquisition day 1 non-PCD	-	13,022	-	-	-
Total provision for loan losses	$3,100	$17,835	$7,554	$2,209	$2,920
Net interest income after provision for loan losses	$131,563	$106,385	$99,669	$103,896	$98,749
Noninterest income
Service charges on deposit accounts	$5,100	$4,578	$4,243	$4,411	$4,340
Card services income	6,389	6,077	5,317	5,652	5,897
Retirement plan administration fees	15,913	15,710	15,858	12,924	14,578
Wealth management	11,103	10,678	10,946	10,842	10,929
Insurance services	5,260	4,097	4,761	3,883	4,913
Bank owned life insurance income	3,240	2,180	3,397	2,271	1,868
Net securities (losses) gains	(2)	112	(104)	222	476
Other	4,402	3,500	3,034	2,221	2,773
Total noninterest income	$51,405	$46,932	$47,452	$42,426	$45,774
Noninterest expense
Salaries and employee benefits	$66,636	$64,155	$60,694	$61,749	$59,641
Technology and data services	11,180	10,804	10,238	10,220	9,920
Occupancy	9,053	9,038	9,027	7,786	7,754
Professional fees and outside services	5,941	5,021	4,952	4,843	4,871
Amortization of intangible assets	3,429	3,042	2,111	2,080	2,062
Reserve for unfunded loan commitments	(317)	1,702	90	(125)	250
Acquisition expenses	1,125	17,180	1,221	988	543
Other	14,096	11,668	11,567	13,234	10,704
Total noninterest expense	$111,143	$122,610	$99,900	$100,775	$95,745
Income before income tax expense	$71,825	$30,707	$47,221	$45,547	$48,778
Income tax expense	17,354	8,197	10,476	9,542	10,681
Net income	$54,471	$22,510	$36,745	$36,005	$38,097
Earnings Per Share
Basic	$1.04	$0.45	$0.78	$0.76	$0.81
Diluted	$1.03	$0.44	$0.77	$0.76	$0.80

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q3 - 2025		Q2 - 2025		Q1 - 2025		Q4 - 2024		Q3 - 2024
Assets
Short-term interest-bearing accounts	$338,919	4.60%	$146,640	4.61%	$63,198	4.51%	$184,988	5.27%	$62,210	4.87%
Securities taxable(1)	2,464,271	2.46%	2,486,349	2.40%	2,402,772	2.30%	2,317,034	2.10%	2,266,930	1.99%
Securities tax-exempt(1)(5)	196,728	3.48%	221,328	3.65%	220,210	3.60%	211,493	3.46%	217,251	3.47%
FRB and FHLB stock	42,790	5.37%	39,176	5.12%	33,469	5.73%	33,261	5.75%	35,395	6.97%
Loans(1)(6)	11,600,816	5.80%	11,064,920	5.77%	9,981,487	5.62%	9,957,879	5.65%	9,865,412	5.74%
Total interest-earning assets	$14,643,524	5.18%	$13,958,413	5.12%	$12,701,136	4.95%	$12,704,655	4.96%	$12,447,198	5.01%
Other assets	1,344,775		1,242,690		1,088,069		1,093,419		1,072,277
Total assets	$15,988,299		$15,201,103		$13,789,205		$13,798,074		$13,519,475
Liabilities and stockholders’ equity
Money market deposits	$4,077,741	3.01%	$3,808,024	3.00%	$3,496,552	3.04%	$3,504,937	3.27%	$3,342,845	3.68%
Interest-bearing checking deposits	2,059,009	1.10%	1,902,392	0.98%	1,682,265	0.84%	1,664,960	0.91%	1,600,547	0.87%
Savings deposits	1,947,627	0.43%	1,852,027	0.35%	1,571,673	0.05%	1,561,703	0.05%	1,566,316	0.05%
Time deposits	1,633,647	3.26%	1,600,908	3.37%	1,450,846	3.55%	1,446,798	3.85%	1,442,424	4.00%
Total interest-bearing deposits	$9,718,024	2.13%	$9,163,351	2.11%	$8,201,336	2.11%	$8,178,398	2.28%	$7,952,132	2.46%
Federal funds purchased	-	-	14,231	4.51%	2,278	4.45%	-	-	2,609	5.34%
Repurchase agreements	123,573	2.62%	89,957	2.52%	107,496	2.87%	116,408	3.13%	98,035	2.80%
Short-term borrowings	11	4.61%	27,845	4.62%	7,033	4.61%	174	4.57%	48,875	5.74%
Long-term debt	44,802	3.98%	30,705	3.87%	27,674	3.90%	29,657	3.93%	29,696	3.91%
Subordinated debt, net	27,085	8.01%	134,684	5.96%	121,331	6.09%	120,967	5.97%	120,594	5.97%
Junior subordinated debt	111,629	6.72%	107,948	6.67%	101,196	6.57%	101,196	7.04%	101,196	7.56%
Total interest-bearing liabilities	$10,025,124	2.21%	$9,568,721	2.24%	$8,568,344	2.23%	$8,546,800	2.40%	$8,353,137	2.60%
Demand deposits	3,849,288		3,634,517		3,385,080		3,438,194		3,389,894
Other liabilities	292,294		285,357		296,983		295,292		292,446
Stockholders’ equity	1,821,593		1,712,508		1,538,798		1,517,788		1,483,998
Total liabilities and stockholders’ equity	$15,988,299		$15,201,103		$13,789,205		$13,798,074		$13,519,475
Interest rate spread		2.97%		2.88%		2.72%		2.56%		2.41%
Net interest margin (FTE)(1)		3.66%		3.59%		3.44%		3.34%		3.27%

Total cost of deposits	$13,567,312	1.52%	$12,797,868	1.51%	$11,586,416	1.49%	$11,616,592	1.60%	$11,342,026	1.72%
Total cost of funds	13,874,412	1.60%	13,203,238	1.62%	11,953,424	1.60%	11,984,994	1.71%	11,743,031	1.85%

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average		Yield/	Average		Yield/
	Balance	Interest	Rates	Balance	Interest	Rates
Nine Months Ended September 30,	2025			2024
Assets
Short-term interest-bearing accounts	$183,929	$6,318	4.59%	$53,048	$1,963	4.94%
Securities taxable(1)	2,451,356	43,814	2.39%	2,275,212	33,336	1.96%
Securities tax-exempt(1)(5)	212,670	5,695	3.58%	224,557	5,950	3.54%
FRB and FHLB stock	38,512	1,552	5.39%	39,310	2,191	7.45%
Loans(1)(6)	10,888,339	466,954	5.73%	9,771,118	412,448	5.64%
Total interest-earning assets	$13,774,806	$524,333	5.09%	$12,363,245	$455,888	4.93%
Other assets	1,226,118			1,064,080
Total assets	$15,000,924			$13,427,325
Liabilities and stockholders’ equity
Money market deposits	$3,796,235	$85,616	3.02%	$3,242,453	$88,185	3.63%
Interest-bearing checking deposits	1,882,602	13,829	0.98%	1,601,507	9,630	0.80%
Savings deposits	1,791,819	3,911	0.29%	1,586,834	541	0.05%
Time deposits	1,562,470	39,552	3.38%	1,395,520	41,777	4.00%
Total interest-bearing deposits	$9,033,126	$142,908	2.12%	$7,826,314	$140,133	2.39%
Federal funds purchased	5,495	185	4.50%	17,387	721	5.54%
Repurchase agreements	107,067	2,142	2.67%	88,986	1,340	2.01%
Short-term borrowings	11,604	401	4.62%	138,812	5,690	5.48%
Long-term debt	34,456	1,012	3.93%	29,734	873	3.92%
Subordinated debt, net	94,022	4,370	6.21%	120,237	5,416	6.02%
Junior subordinated debt	106,963	5,324	6.65%	101,196	5,743	7.58%
Total interest-bearing liabilities	$9,392,733	$156,342	2.23%	$8,322,666	$159,916	2.57%
Demand deposits	3,624,662			3,356,923
Other liabilities	291,527			295,303
Stockholders’ equity	1,692,002			1,452,433
Total liabilities and stockholders’ equity	$15,000,924			$13,427,325
Net interest income (FTE)(1)		$367,991			$295,972
Interest rate spread			2.86%			2.36%
Net interest margin (FTE)(1)			3.57%			3.20%
Taxable equivalent adjustment		$1,885			$1,955
Net interest income		$366,106			$294,017

Total cost of deposits	$12,657,788	$142,908	1.51%	$11,183,237	$140,133	1.67%
Total cost of funds	13,017,395	156,342	1.61%	11,679,589	159,916	1.83%

(1)	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands except per share data)

	2025			2024
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Operating net income
Net income	$54,471	$22,510	$36,745	$36,005	$38,097
Acquisition expenses	1,125	17,180	1,221	988	543
Acquisition-related provision for credit losses	-	13,022	-	-	-
Acquisition-related reserve for unfunded loan commitments	-	532	-	-	-
Securities losses (gains)	2	(112)	104	(222)	(476)
Adjustments to net income	$1,127	$30,622	$1,325	$766	$67
Adjustments to net income (net of tax)	$851	$22,413	$1,020	$604	$52
Operating net income	$55,322	$44,923	$37,765	$36,609	$38,149
Operating diluted earnings per share	$1.05	$0.88	$0.80	$0.77	$0.80

	9 Months Ended September 30,
	2025	2024
Operating net income
Net income	$113,726	$104,636
Acquisition expenses	19,526	543
Acquisition-related provision for credit losses	13,022	-
Acquisition-related reserve for unfunded loan commitments	532	-
Securities (gains)	(6)	(2,567)
Adjustments to net income	$33,074	$(2,024)
Adjustments to net income (net of tax)	$24,971	$(1,579)
Operating net income	$138,697	$103,057
Operating diluted earnings per share	$2.76	$2.17

	2025			2024
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
FTE adjustment
Net interest income	$134,663	$124,220	$107,223	$106,105	$101,669
Add: FTE adjustment	594	655	636	619	639
Net interest income (FTE)	$135,257	$124,875	$107,859	$106,724	$102,308
Average earning assets	$14,643,524	$13,958,413	$12,701,136	$12,704,655	$12,447,198
Net interest margin (FTE)(3)	3.66%	3.59%	3.44%	3.34%	3.27%

	9 Months Ended September 30,
	2025	2024
FTE adjustment
Net interest income	$366,106	$294,017
Add: FTE adjustment	1,885	1,955
Net interest income (FTE)	$367,991	$295,972
Average earning assets	$13,774,806	$12,363,245
Net interest margin (FTE)(3)	3.57%	3.20%

Interest income for tax-exempt securities and loans have been adjusted to an FTE basis using the statutory Federal income tax rate of 21%.

(1)	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures (continued)
(unaudited, dollars in thousands)

	2025			2024
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Tangible equity to tangible assets
Total equity	$1,853,146	$1,805,166	$1,565,775	$1,526,141	$1,521,980
Intangible assets	515,090	518,519	396,912	399,023	397,853
Total assets	$16,112,584	$16,014,781	$13,864,251	$13,786,666	$13,839,552
Tangible equity to tangible assets	8.58%	8.30%	8.68%	8.42%	8.36%

	2025			2024
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Return on average tangible common equity
Net income	$54,471	$22,510	$36,745	$36,005	$38,097
Amortization of intangible assets (net of tax)	2,572	2,282	1,583	1,560	1,547
Net income, excluding intangibles amortization	$57,043	$24,792	$38,328	$37,565	$39,644

Average stockholders’ equity	$1,821,593	$1,712,508	$1,538,798	$1,517,788	$1,483,998
Less: average goodwill and other intangibles	517,271	471,159	398,233	399,139	399,113
Average tangible common equity	$1,304,322	$1,241,349	$1,140,565	$1,118,649	$1,084,885
Return on average tangible common equity(3)	17.35%	8.01%	13.63%	13.36%	14.54%

	9 Months Ended September 30,
	2025	2024
Return on average tangible common equity
Net income	$113,726	$104,636
Amortization of intangible assets (net of tax)	6,437	4,772
Net income, excluding intangibles amortization	$120,163	$109,408

Average stockholders’ equity	$1,692,002	$1,452,433
Less: average goodwill and other intangibles	462,657	400,275
Average tangible common equity	$1,229,345	$1,052,158
Return on average tangible common equity(3)	13.07%	13.89%

(2)	Non-GAAP measure - Stockholders’ equity less goodwill and intangible assets divided by common shares outstanding.
(3)	Annualized.
(4)	Total past due loans, defined as loans 30 days or more past due and in an accrual status.
(5)	Securities are shown at average amortized cost.
(6)	For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.